Exhibit 10.13

Silenseed Ltd.

2023 Equity Incentive Plan

1.	Purpose

The purpose of this Equity Incentive Plan (this “Plan”) is to secure for Silenseed Ltd. (the “Company”) and its shareholders (the “Shareholders”) the benefits arising from ownership of share capital by employees, officers, directors and service providers of the Company and its Affiliates (as defined below), who are expected to contribute to the Company’s future growth and success, by providing them with opportunities to acquire a proprietary interest in the Company by the issuance of Shares (as defined below) or restricted Shares (“Restricted Shares”) and the grant of options to purchase Shares and Restricted Share Units (“RSUs”).

Awards granted under this Plan to employees, officers, directors and service providers of the Company and its Affiliates in various jurisdictions may be subject to specific terms and conditions for such grants as may be set forth in one or more separate appendices hereto, as may be approved by the the Company’s Board of Directors (the “Board”) the from time to time.

2.	Definitions

2.1.	Defined Terms. The following capitalized terms, as used herein, shall have the meanings set forth below:

“Administrator”	means the Board, or a committee to which the Board shall have delegated power to act on its behalf with respect hereto (the “Committee”). Subject to the Company’s Articles of Association, as amended from time to time (the “Articles”), the Committee shall consist of such number of members (but no less than 2) as may be determined by the Board, which will cause it to satisfy the applicable requirements of any securities exchange on which the Shares may then be listed.

“Affiliate(s)”	means (a) with respect to any person or entity, (i) any other person or entity, directly or indirectly, controlling, controlled by, or under common control with such person or entity, and (ii) any other person or entity determined by the Administrator; and (b) with respect to 102 Trustee Awards (as defined below), any entity eligible to be qualified as an “employing company” with respect to the Company for the purposes of Section 102 (as defined below).

“Award”	means any Option, Share, Restricted Share, RSU or Other Share-based Award in each case granted hereunder.

“Award Letter”	means a letter from the Company or its Affiliate to a Participant in which the Participant is notified of the decision to grant him/her Awards hereunder. The Award Letter shall specify, among others, if and as applicable: (i) the number of Awards granted to the Participant and the type of each Award; (ii) the Tax Provision pursuant to which each Award is granted and the Tax Track that the Company chose according to Section 12 below (if applicable) for each Award, or, for Awards granted to Non-Israeli Participants (as defined below), the type of each such Award according to the tax regime applicable to such Non-Israeli Participant; (iv) the Exercise Price and Vesting Schedule of each Award (as both terms are defined below); (vii) the expiration date of each Award; and (viii) any other terms the Company deems fit.

“Cause”	means, with respect to each Participant, the same as such or similar term does in such Participant’s employment or other engagement agreement, or any other instrument concerning the provision of services by such Participant to the Company or its Affiliate, to which they are parties, and absent such agreement, instrument or definition of Cause therein, then (i) any breach by a Participant of his/her obligations towards the Company or any Affiliate thereof under such agreement or instrument, including any non-disclosure, non-compete or proprietary rights assignment undertaking by which a Participant is bound; (ii) any dishonest act on a Participant’s part, including fraud, theft, breach of fiduciary duty or embezzlement; (iii) any criminal offense by a Participant; (iv) any act by a Participant that may adversely affect the reputation, business, or business relationship of the Company or its Affiliates; or (v) any failure by a Participant to abide by the Company’s or its Affiliates’ rules or policies.

“Commencement Date”	means the date of commencement of the Vesting Schedule for each Award granted, which shall be the Date of Grant (as defined below), unless otherwise determined by the Administrator.

“Control” or “Controlled”	means the same as defined in Section 102 of the Israeli Income Tax Ordinance [New Version], 1961 (the “Tax Ordinance” and “Section 102”, respectively).

“Disability”	means the total and permanent physical or mental impairment or sickness of a Participant, making it impossible for him/her to continue his/her employment by or engagement with the Company of its Affiliate.

“Exercise Price”	means the price determined by the Administrator in accordance with Section 8.1 below which is to be paid by a Participant to the Company in order to exercise each Option granted and convert it into an Underlying Share thereof, or the purchase price for each Underlying Share of any Award that does not require exercise or that is settled upon vesting (as may be the case with RSUs or Restricted Shares, if so determined by their terms).

“Fair Market Value”

means, as of any date, the value of a Share determined as follows:

(i) if the Shares are listed on any established stock exchange or national market system, including the Tel-Aviv Stock Exchange, the NASDAQ National Market system or the NASDAQ SmallCap Market of the NASDAQ Stock Market – the closing sales price for such Shares (or the closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to the determination, as reported by the Wall Street Journal, or such other source as the Board deems reliable. Without derogating from the above, solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Tax Ordinance, if on the Date of Grant the Shares are listed on any established stock exchange or national market system, or if the Shares will be registered for trading within 90 days thereafter, the Fair Market Value of a Share at the Date of Grant shall be determined in accordance with the average value of the Shares during the 30 preceding trading days or the 30 trading days following the Shares’ registration for trading, as the case may be;

(ii) if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high and low asked prices for the Shares on the last market trading day prior to the determination; or,

(iii) in the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board.

“Holding Period”	means, with respect to each Award granted pursuant to Section 102, the period for which such Award and/or its Underlying Shares are to be held by the Trustee for the benefit and on behalf of a Participant, in accordance with Section 102 and the Tax Track selected by the Company (as defined below).

“IPO”	means the initial public offering and listing for trade of the Shares on any recognized stock exchange or over-the-counter or computerized securities trading system.

“ITA”	means the Israeli Tax Authority.

“Law”	means the laws of the State of Israel as are in effect from time to time, and any regulations, rules, orders or procedures promulgated thereunder.

“Liquidation”	means the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

“Non-Israeli Participant”	means any Non-Qualified Participant (as defined below) that are not Israeli residents for tax purposes, and have no tax liabilities in Israel for their employment by or engagement with the Company or its Affiliate.

“Non-Qualified Participant”	means any person or entity who is not qualified to receive Awards pursuant to Section 102, and to whom Awards are accordingly granted pursuant to Section 3(i) of the Tax Ordinance (“Section 3(i)”).

“Option”	means an option to purchase one Share.

“Other Share-based Award”	means Awards other than Options, Shares, Restricted Shares or RSUs, consisting of, valued in whole or in part according to, or otherwise based on, Shares.

“Participant”	means any Qualified Participant or Non-Qualified Participant.

“Qualified Participant”	means any person employed by or engaged with the Company, including as a director or an office-holder but excluding any Controlling Shareholder (as defined in Section 32(9) of the Tax Ordinance), and who is either an Israeli resident or has tax liabilities in Israel with respect to his/her employment by or engagement with the Company, all in accordance with and subject to Section 102.

“Retirement”	means the termination of a Participant’s employment as a result of his/her reaching the earlier of (i) the age of retirement as defined by Law; or (ii) the age of retirement specified in such Participant’s employment agreement.

“Section 102 Rules”	means the Income Tax Rules (Tax Relief for Issuance of Shares to Employees), 5763-2003.

“Share(s)”	means an ordinary share(s) of the Company with no par value (or such other class of shares as determined by the Board).

“Sub-Plan”	means any supplement or appendix hereto, applicable to Non-Israeli Participants employed by or engaged with the Company in a certain country or region or subject to the laws of a certain country or region, deemed and adopted by the Board as necessary or desirable for complying with the laws of such country or region, or for accommodating the tax policy or custom thereof, which, if and as applicable to any particular Non-Israeli Participant, shall constitute an integral part of this Plan.

“Tax Track”	means one of the three tax tracks described in Section 102.

“Tax Provision”	means, with respect to each Award (other than those granted to Non-Israeli Participant), the provisions of one of the three Tax Tracks in Section 102, or those of Section 3(i).

“Transaction”	means a “Deemed Liquidation Event” or any similar term defined in the Articles, and absent such definition, each of the following events: (i) any merger, reorganization or consolidation of the Company with or into another incorporated entity, or its acquisition by another incorporated entity by means of any transaction or series of related transactions, except any such merger, reorganization or consolidation in which the issued shares of the Company as of immediately prior to such transaction continue to represent, or are converted into or exchanged for shares that represent, immediately following such merger, reorganization, or consolidation, at least a majority, by voting power, of the outstanding shares of the surviving or acquiring incorporated entity; or (ii) a sale or other disposition of all or substantially all of the Company’s shares or assets (including, for this purpose, a conveyance, sale or disposition, or a license of all or substantially all of the Company’s intellectual property rights, which has the effect or economic impact similar to a sale of all or substantially all of the Company’s intellectual property rights), in a single transaction or a series of related transactions.

“Trustee”	means a person or entity appointed by the Company to hold in trust on behalf of the Participants any and all Options, Underlying Shares thereof, Restricted Shares, RSU’s or Other Share-based Awards.

“Underlying Shares”	means the Shares issuable or issued upon exercise of applicable Awards, all in accordance herewith.

2.2.	General. Without derogating from the meanings ascribed to the foregoing terms, (A) all singular references herein shall include the plural and vice versa; (B) any reference to one gender shall include the other, unless otherwise required by the context; and (C) any use of the word “including” shall mean “including, without limitation”.

3.	Shares Available for Awards

The total number of Shares reserved for issuance hereunder and any modification hereof shall be determined from time to time by the Board. Such number of Shares shall be subject to adjustment as required for the implementation hereof, in accordance with Section 4 below.

If an Award granted hereunder expires or otherwise terminates in accordance with the terms hereof, its Underlying Shares shall become available for future grants hereunder.

4.	Adjustments

4.1.	In the event of any division or subdivision of the Company’s issued and outstanding share capital (the “Share Capital”), any distribution of bonus shares (share split), consolidation or combination of the Share Capital (reverse share split), reclassification of the Shares or any similar recapitalization event, as well as any reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of the Shares or other securities of the Company, or any other change in the Company’s corporate structure affecting the Shares, the Administrator may, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available hereunder, adjust (A) the number and class of Shares that may be issued hereunder; (B) the number, class, and Exercise Price of Underlying Shares for each outstanding Award; (C) any other term of the Awards that in the Administrator’s opinion should be adjusted (including those concerning the vesting, exercisability and term of outstanding Awards); provided, that no adjustment shall be made by reason of the distribution of subscription rights (rights offering) on outstanding Shares. Upon any such adjustment, references herein to Shares and Underlying Shares shall be construed to mean those shares of the Company subject to the Plan as determined by the Administrator following such adjustment. Any fractional shares resulting from such adjustment shall be rounded down to the nearest whole number of share and the Company shall have no obligation to make any cash or other payment with respect to such fractional shares. The adjustments described herein shall be made by the Administrator. If the applicable Awards or Underlying Shares are deposited with a Trustee, all of the Shares formed by such adjustments shall also be deposited with the Trustee on the same terms as such Awards or Underlying Shares.

4.2.	Transaction. In the event of a Transaction, then, without derogating from the Administrator’s general authority and power of under this Plan, and regardless of any applicable Participant’s consent and action:

4.2.1.	Unless otherwise determined by the Administrator, any outstanding Award shall be assumed under substantially the same terms as those of the share option plan or other applicable plan of the successor entity in such Transaction (the “Successor Entity”), or substituted by the Company or by such Successor Entity or by any Affiliate thereof, as determined by the Administrator, by an Award granted under such terms;

4.2.2.	For the purposes of this Section 4.2, an Award shall be considered assumed or substituted (as applicable) if, following a Transaction, it confers on the applicable Participant the right to purchase or receive, for each of the Award’s Underlying Shares immediately prior to such Transaction, either (i) the consideration received in such Transaction for each Share held on the effective date thereof (whether in shares, cash, other securities or property, and if the holders of such Shares were offered a choice of consideration, the type chosen by the holders of a majority of such Shares, unless otherwise determined by the Administrator), or (ii) regardless of the consideration received in such Transaction, shares of the Successor Entity at a value determined by the Administrator, or any other type of consideration (including cash, other securities, property, or any combination thereof) determined by the Administrator. All of the foregoing may be subject to vesting and other terms as determined by the Administrator, and none shall limit the Administrator’s authority to determine that such Awards will be substituted for any other type of asset or property, including under Section 4.2.3 below, in lieu of their assumption or substitution.

4.2.3.	Regardless of whether the Awards are assumed or substituted, the Administrator may (i) entitle a Participant to exercise an Award, or to otherwise provide for the acceleration of such Award’s vesting schedule, as to all or part of its Underlying Shares, including with respect to Awards that would not otherwise be exercisable or vested, under such terms and conditions as the Administrator shall determine, including the cancellation of all unexercised Awards upon or immediately prior to the closing of a Transaction or as of such other date (the “Cut-Off Date”), and/or the termination of all Awards (whether vested but un-exercised or un-vested) as of the Cut-Off Date, as of which they shall no longer be exercisable by the applicable Participants; and/or (ii) provide for the cancellation of outstanding Awards at or immediately prior to the closing of a Transaction, and payment to the applicable Participant of a consideration determined by the Administrator to be fair in the circumstances (whether in shares, cash, other securities, property, or any combination thereof), taking into account the value of each Underlying Share of any such Award’s vested portion as reflected by the terms of such Transaction, and the Exercise Price of each such Underlying Share, and subject to such terms and conditions as determined by the Administrator. The Administrator shall have full authority to select the method for determining the payment to the Participants, as well as to set such payment to zero, with respect to Underlying Shares valued at less than their Exercise Price or to those of Awards that would not otherwise be exercisable or vested, or to determine that such payment be made only in excess of the Exercise Price.

4.2.4.	The Administrator may resolve that any payment by applicable Participants in the exercise of Awards shall be (A) delayed to the same extent that payment of consideration to the holders of the Shares in connection with a Transaction is made or delayed as a result of indemnification, holdbacks, earn outs, escrows or any other contingency; and/or (B) subject to the same terms and conditions as the payment made to such Participants in connection with such Transaction, including participation in indemnification, holdbacks, earn outs, escrows, releases, or any other contingency.

4.2.5.	Notwithstanding the foregoing, the Administrator may determine that upon completion of a Transaction, an Award shall confer the right to purchase or receive any other security or asset, or any combination thereof, or that the terms of any Award be otherwise amended, modified or terminated, as the Administrator shall deem in good faith to be appropriate, without any liability to the Company, the Successor Entity, their respective Affiliates or their respective officers, directors, employees and representatives in connection with such determination.

4.2.6.	The Administrator may determine to suspend the Participants’ rights to exercise any vested Awards for a certain period of time prior to the completion of a Transaction.

4.2.7.	If determined by the Administrator, the Participants shall be subject to the definitive agreements in connection with a Transaction as applicable to the holders of Shares, including such terms, representations, undertakings, liabilities, indemnities, releases, and escrow arrangements. Each Participant shall execute such additional instruments as may be required by the Company, the Successor Entity or the acquirer in connection with such Transaction. The execution of such instruments may be a condition precedent to the receipt of assumed or substituted Awards, to payment in lieu of Awards, or to the exercise thereof.

4.3.	Neither the authorities and powers of the Administrator under this Section 4, nor the exercise or implementation thereof, shall be (a) restricted or limited in any way by any adverse consequences (tax or otherwise) that may result to any Participant, or (b) deemed to constitute a change of or an amendment to the Participants’ rights hereunder, seeing as such authorities, powers and their exercise are, inter alia, a feature of the Award upon its grant. Furthermore, no such adverse consequences, including those that may result from any tax ruling or other approval or determination of any relevant tax authority, be deemed to constitute a change of or an amendment to the Participants’ rights hereunder, and all such consequences may be effected without any Participant’s consent or any liability to the Company, the Successor Entity, their respective Affiliates and their respective officers, directors, employees and representatives. The Administrator need not take the same action with respect to all Awards or all Participants, and it may also take different actions with respect to the vested and unvested portions of any Award.

4.4.	For the avoidance of doubt, no issuance by the Company of shares of any class, or of securities convertible into shares of any class, shall affect the number or prices of an Award’s Underlying Shares, and no adjustment by reason of such issuance shall be made in these respects. Except as expressly provided in this Section 4, the Participants shall have no rights by reason of any subdivision or consolidation of shares of any class or the payment of any share dividend (bonus shares), any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, reorganization, or a Transaction. The grant of Awards hereunder shall not affect in any way the Company’s right or power to make adjustments, reclassifications, reorganizations or changes in its capital or business structures or to merge, consolidate, dissolve, liquidate, sell, or transfer all or part of its business or assets or engage in any similar transactions.

5.	Liquidation

In the event of Liquidation, the Administrator shall determine its effect on the unexercised, unvested or restricted portions of outstanding Awards, which may include such portions’ acceleration or cancelation.

6.	Administration of the Plan; Trusteeship

6.1.	Power. Subject to the Law, the Articles, and any resolution to the contrary by the Board, the Administrator is authorized to exercise all powers and authorities either specifically granted to it hereunder or necessary or advisable in the administration hereof, each such power or authority at the Administrator’s sole and absolute discretion, including:

6.1.1.	Determine the identity of the Participants herein;

6.1.2.	Determine the number of Awards to be granted to each Participant and each Award’s Exercise Price (subject to the approval of the Board if required by Law);

6.1.3.	Determine the time or times at which Awards shall be granted;

6.1.4.	Determine whether, to what extent, and under what circumstances Awards may be settled, cancelled, forfeited, exchanged, or surrendered;

6.1.5.	Determine any terms and conditions in addition to those specified herein under which Awards may be granted;

6.1.6.	Take any measure or action deemed necessary or advisable for the administration and implementation hereof;

6.1.7.	Interpret the provisions hereof and the terms of any Award granted hereunder, and take all actions resulting therefrom;

6.1.8.	Accelerate the date on which any Award granted hereunder becomes exercisable, and include a provision in certain Award Letters stipulating that in case of a Transaction, all or some of the unvested Awards shall automatically accelerate and become exercisable;

6.1.9.	Waive or amend the terms hereof regarding the exercise of Awards, including after the termination of employment by or engagement with the Company, for any reason;

6.1.10.	Amend any of the terms hereof, or any of the Administrator’s determinations; and

6.1.11.	Adopt any Sub-Plan, inter alia, in order to accommodate the tax regimes of foreign jurisdictions.

6.2.	Limitations

6.2.1.	Any action necessary for the administration hereof, which applicable Law or the Articles require to be taken by the Board without any right of delegation, shall be taken by the Board notwithstanding anything to the contrary herein.

6.2.2.	Notwithstanding Section 6.1 above, no interpretation, determination or action by the Administrator shall contradict the Law.

6.3.	The interpretation and construction by the Administrator of any term hereof or of any Award Letter shall be final, conclusive and binding on all Participants (whether before or after the issuance of any Award’s Underlying Shares), unless otherwise determined by the Administrator. The Administrator shall be free at all times to make such determination and take such actions is it deems fit. The Administrator need not make the same determination or to take the same action with respect to all Awards or any certain types of Awards, nor with respect to all Participants or any certain types of Participants.

6.4.	Trust Agreement

6.4.1.	The terms and conditions applicable to the trust according to the Tax Track selected by the Company shall be set forth in the trust agreement entered into by the Company and the Trustee (the “Trust Agreement”). The Board shall have the authority to establish specific procedures and conditions for the trusteeship as part of the Trust Agreement.

6.4.2.	In the event that a Participant is no longer employed by or engaged with the Company, as the case may be, then the Company may condition the holding by the Trustee of the Underlying Shares of such Participant’s Awards upon the participation of such Participant in the Trustee fees.

6.4.3.	The execution of any instruction given to the Trustee by a Participant shall be subject to approval of such instruction by the Company. Such approval shall not constitute proof of the Company’s recognition, acknowledgement or acceptance of any right of such Participant, nor of any undertaking by the Company that any specific tax treatment shall be awarded thereto, and the Participant shall be solely responsible for any such instruction.

7.	Grant and Allocation of Awards

7.1.	Conditions for Grant of Awards. Awards may be granted at any time after:

7.1.1.	the grant has been approved by the Company’s necessary corporate organs; and

7.1.2.	30 days have elapsed since a request for approval hereof has been submitted to the ITA as required by the Tax Ordinance; and

7.1.3.	all other approvals, consents or requirements necessary by Law have been received or met.

7.2.	Date of Grant. The date on which an Award shall be deemed granted hereunder is the date the Administrator resolves to grant such Award or any future date determined as the such grant’s effective date, if so expressly stated by the Administrator in its determination relating thereto, subject to the execution by the Participant of all instruments required by the Company with respect to such grant, and (with respect to all Awards issued to the Trustee) the timely delivery of such instruments required by the Trustee with respect to such grant, in accordance with the Tax Ordinance (“Date of Grant”).

8.	Exercise of Awards

8.1.	Exercise Price. The Exercise Price per Underlying Share deliverable upon the exercise of an Award shall be determined by the Administrator and set forth in the Award Letter.

8.2.	Vesting Schedule

8.2.1.	Unless otherwise determined by the Administrator, all Awards granted on a certain date shall become vested and exercisable in accordance with the following vesting schedule, subject to the applicable Participant’s continued employment by or engagement with the Company or its Affiliate:

(a)	25% of the Award shall vest on the Commencement Date’s first annual anniversary.

(b)	The remaining 75% of the Award shall vest (equally) on a quarterly basis, over 12 quarters as of the Commencement Date’s first annual anniversary.

(c)	Accordingly, all Awards shall become fully vested and exercisable by the Commencement Date’s fourth annual anniversary.

8.2.2.	An Award may be subject to such other terms and conditions regarding the time or times at which it may be exercised, as the Administrator may deem fit. The Award Letter may contain performance goals and measurements (which, for Awards granted pursuant to Section 102, shall, if required, be subject to obtaining a specific tax ruling or determination from the ITA), and the vesting provisions of each Award may vary.

8.2.3.	Unless the Administrator resolves otherwise, the vesting of an Award shall be suspended during a Participant’s unpaid leave of absence, unless (i) pre-approved by the Company explicitly for purposes of continuing the vesting of Awards, or (ii) resulting from the Participant’s transfer between locations of the Company or of any Affiliate thereof, or between the Company and any Successor Entity or their respective Affiliates. For the avoidance of doubt, military leave, statutory maternity or paternity leave and sick leave are not deemed an unpaid leave of absence.

8.3.	Exercise of a portion of an Award. The exercise of a portion of any Award granted shall not, in itself, cause the expiration, termination or cancellation of the remaining, unexercised portion of such Award.

8.4.	Manner of Exercise. Awards may be exercised by and upon the fulfilment of the following:

8.4.1.	Notice of Exercise. The Participant’s signing and delivery, to both the Company (at its principal office) and the Trustee (if applicable), of a form prescribed by the Administrator, specifying (i) the Participant’s identity, (ii) the number of Awards to be exercised and if applicable, the number of Underlying Shares with respect to which each Award is being exercised, and (iii) each Award’s Exercise Price (the “Notice of Exercise”).

8.4.2.	Exercise Price. The Participant’s payment to the Company of the Exercise Price for all the Awards exercised, as set forth in the Notice of Exercise, and in such manner as shall be determined by the Administrator. The Notice of Exercise shall be deemed to have been received by the Company following the Participant’s actual payment to the Company of the Exercise Price. The date of receipt by the Company of the Notice of Exercise and of said payment shall be deemed as the exercise date for all purposes.

8.4.3.	Net Exercise. Notwithstanding the foregoing, if the following payment method is included in the Award Letter or otherwise approved by the Administrator, and provided that to the extent legally required for any Award granted to a Qualified Participant pursuant to Section 102, an ITA ruling is obtained by the Company with respect to such payment method, the Exercise Price may be paid by the “Net Exercise” method so that a Participant will be entitled to receive only the number of Underlying Shares constituting the Award’s benefit component, based on the following formula, in exchange only to the par value (if any) of such Shares. For the avoidance of doubt, according to this method, such Participant will not actually pay the Exercise Price, used only for calculating the benefit component.

X = the number of Underlying Shares;

Y = the number of vested Awards that a Participant wishes to exercise;

A = the Fair Market Value of one Underlying Share at the date of exercise;

B = the Exercise Price;

N = the Underlying Share’s par value (if any).

8.5.	Allocation of Shares. Upon the delivery of a duly signed Notice of Exercise and the payment to the Company of the Exercise Price with respect to all Awards specified therein, the Company shall issue the Underlying Shares to the Trustee or to the Participant, as the case may be.

8.6.	Expenses. Unless otherwise agreed in writing by the Company, all costs and expenses including broker fees and bank commissions, derived from the exercise of Awards or Underlying Shares, shall be borne solely by the applicable Participant.

8.7.	Fractional Shares. No fractional Shares shall be issuable upon exercise of any vested Award and the number of Shares to be issued shall be rounded down to the nearest whole Share, with any Share remaining at the last vesting date due to such rounding to be issued upon exercise at such last vesting date.

9.	Waiver of Award Rights

At any time prior to the expiration of any outstanding and unexercised Award hereunder, a Participant may waive his/her rights to such Award by a written notice to the Company, which shall specify the number of Awards waived, and be signed by the Participant. Upon receipt of such notice, the applicable Awards shall expire and their respective, Underlying Shares shall become available for future grants hereunder.

10.	Term of the Awards

Subject to the early termination of any outstanding and unexercised Award hereunder, and unless otherwise set forth in the applicable Award Letter, any such Award shall expire and cease to be exercisable at 5:00 p.m. Israel time on the 10th annual anniversary of its Date of Grant.

11.	Termination of Engagement

11.1.	Termination at Will. Should any Participant cease to be an employee, director, officer or service provider of the Company or of its Affiliate for any reason other than death, Retirement, Disability or Cause (“Termination at Will”), then on the effective date of such occurrence (as shall be determined by the Company or its Affiliate, as applicable and at such entity’s sole discretion), any vested but unexercised Award granted to such Participant (“Exercisable Awards”) may be exercised, if not previously expired, no later than the earlier of (i) 90 days following the date of Termination at Will; or (ii) the date of expiration of the Award under Section 10 above.

11.1.1.	All Awards granted to such Participant that are yet unvested on the effective date of such Participant’s Termination at Will shall expire thereupon, unless modified by the Administrator prior thereto.

11.1.2.	For any Participant who is principally employed by or engaged with an Affiliate of the Company, such Participant’s employment or engagement shall also be deemed terminated for purposes of this Section 11 as of such time that such an Affiliate ceases to be an Affiliate of the Company

11.2.	Termination for Cause

11.2.1.	If subsequent to a Participant’s Termination at Will, but prior to the exercise of Awards granted thereto, the Administrator determines that such Participant engaged in conduct that would constitute Cause either before or after his/her Termination at Will, then such Participant’s right to exercise such Awards shall cease immediately upon such determination and all such Awards shall thereupon expire.

11.2.2.	Notwithstanding anything to the contrary herein or in the Articles, and subject to applicable Law, if a Participant’s employment by or engagement with the Company is terminated for Cause, then with respect to any and all Shares owned by such Participants pursuant to the exercise of any and all Awards granted hereunder, the Board may convert such Shares into deferred shares of the Company. Each Participant, upon executing any Award Letter, shall be deemed to have granted the Company and each of its officers an irrevocable power of attorney to execute on his/her behalf such instruments and documents in connection with said conversion.

11.3.	Repurchase Right. If at any time, the Administrator determines that a Participant engaged in conduct that would constitute Cause, then any Underlying Shares issued to such Participant, whether held by him/her or by the Trustee, shall be subject to repurchase by the Company (or anyone designated thereby), for no consideration, or for the Exercise Price actually paid to the Company with respect to such Underlying Shares, all subject to applicable Law. Should such Participant fail to transfer such re-purchased Shares to the Company, the Company may take any action it deems fit in order to effect such transfer (by virtue of forfeit, transfer, redemption or any other way), including the authorization of any party to execute any instrument so required on behalf of such Participant.

11.4.	Termination upon Death, Retirement or Disability. Should a Participant’s employment by or engagement with the Company cease due to his/her death, Retirement or Disability, any vested but unexercised Awards shall be exercisable (a) in the case of death, by such Participant’s estate, personal representative or beneficiary, or (b) in the case of Retirement or Disability, by such Participant or his/her personal representative (as the case may be), until the earlier of (i) 180 days following the date of termination for any such reason; or (ii) the date of expiration of each such Award under Section 10 above. All such Participant’s other Awards shall expire upon the date of such termination.

11.5.	Exceptions. In special circumstances, pertaining to the termination of any Participant’s employment by or engagement with the Company, the Administrator may decide to extend any period under Sections 11.1 and 11.4 above, it being clarified that this may result in the Awards losing their entitlement to certain tax benefits under applicable Law.

11.6.	Change of Employment or Engagement Status; Transfer of Employment or Engagement. The Administrator may determine that a Participant’s change of status from that of an employee, officer or director to that of a service provider (e.g., consultant, adviser or contractor), or vice versa, shall not be deemed a Termination at Will for purposes hereof. No Award granted hereunder shall terminate or expire solely because the applicable Participant’s employment or engagement is transferred from the Company to any Affiliate thereof, or vice versa.

11.7.	No Participant shall be entitled to claim against the Company the he/she was prevented from continuing to vest Awards as of his/her termination of employment by or engagement with the Company, for any reason. Such Participant shall not be entitled to any compensation in respect of any Award that would have vested in his/her favour had his/her employment by or engagement with the Company not been terminated.

12.	Awards and Tax Provisions

12.1.	The Company may grant Awards to Qualified Participants pursuant to Section 102, and grant Awards to Non-Qualified Participants (other than Non-Israeli Participants) pursuant to Section 3(i). Notwithstanding anything to the contrary herein, it is hereby clarified that the Company may grant Awards to Non-Israeli Participants in accordance with the terms of the Plan and any Sub-Plan (if applicable), and such Awards will be subject to the tax regime applicable to such Non-Israeli Participant.

12.2.	Tax Provision Selection. The Company shall select the Tax Provision pursuant to which each Award is granted in accordance with applicable Law – i.e., the Company shall elect whether to grant Awards pursuant to one of the three Tax Tracks (for Qualified Participants), or pursuant to Section 3i (for Non-Qualified Participants other than Non-Israeli Participants). The Company shall notify each Participant in the Award Letter pursuant to which Tax Provision and Tax Track (if applicable) each Award is granted.

12.3.	Section 102 Awards. Awards granted pursuant to Section 102 through a Trustee may either be classified as (i) Capital Gains Track, pursuant to Section 102(b)(2) (“CGT Awards”), or (ii) Ordinary Income Track, pursuant to Section 102(b)(1) (“OIT Awards”, and together with CGT “102 Trustee Awards”).

12.3.1.	Tax Track Selection for 102 Trustee Awards. The Company’s election between CGT Awards and OIT Awards (the “Election”) shall be appropriately filed with the ITA prior to the first Date of Grant of an 102 Trustee Award pursuant to such Election, which shall come into effect as of such Date and remain so until changed, but in any case not earlier than the end of the year following the year during which the Company first granted an Award pursuant to such Election. The Election shall obligate the Company to grant 102 Trustee Awards only pursuant to the selected Tax Track, and shall apply to all Awards granted pursuant to such Election during the period indicated herein, all in accordance with Section 102(g) of the Tax Ordinance. For the avoidance of doubt, the Election shall not prevent the Company from simultaneously granting Awards pursuant to the third Tax Track (an NTT Award, as defined below) or Section 3(i).

12.3.2.	Each 102 Trustee Award shall be subject to the relevant provisions of the Tax Ordinance, which shall be deemed an integral part thereof and prevail over any term contained herein or in the applicable Award Letter which is not consistent therewith. Any provision of the Tax Ordinance and any approval by the ITA not expressly specified herein or in the applicable Award Letter which, as determined by the Administrator, are necessary to receive or maintain any tax benefit pursuant to Section 102, shall be binding on all applicable Participants. All Participants granted 102 Trustee Awards shall comply with the Tax Ordinance and the terms of the Trust Agreement. Any such Participant shall execute any and all documents which the Company and/or its Affiliate and/or the Trustee may reasonably determine to be necessary in order to comply with the Tax Ordinance.

12.3.3.	Any 102 Trustee Award and/or any of its Underlying Shares and/or any rights attached thereto, including bonus shares, shall be issued to the Trustee, registered in its name in the Company’s shareholders register (if applicable), and held thereby in trust for the benefit and on behalf of each Participant to whom such Award is granted for no less than the Holding Period. All certificates representing the Underlying Shares of 102 Trustee Awards hereunder shall be deposited with the Trustee and held thereby until released from the trust as provided herein. If the requirements of the 102 Trustee Award are not met, such Award may be treated as if it is an NTT Award or a Section 3(i) Award (as defined below).

12.3.4.	Upon the expiration of the applicable Holding Period, the Trustee may release any 102 Trustee Awards and its Underlying Shares, provided that (i) the Trustee has received the ITA’s acknowledgment that the applicable Participant has paid the applicable taxes due under the Tax Ordinance, or (ii) the Trustee and/or the Company and/or its Affiliate withhold all applicable taxes due under the Tax Ordinance arising from such Award and/or the issuance of its Underlying Shares. The Trustee shall not release any such Award or its Underlying Shares prior to the applicable Participant’s full payment of the tax liabilities or the withholding referred to in clause (ii).

12.3.5.	With respect to any 102 Trustee Award, and subject to Section 102, a Participant shall not sell, assign, transfer, give as collateral or release from trust any Underlying Share thereof and/or any securities issued or distributed with respect thereto, including bonus shares, until the lapse of the Holding Period. Notwithstanding the above, and without derogating from Section 21 below, should any such sale or release occur during the Holding Period, it will result in adverse tax consequences under Section 102 for the applicable Participant, who shall solely bear such consequences. Subject to the foregoing, the Trustee may, pursuant to a Participant’s written request, release and transfer said Underlying Shares to a designated third party, provided that both of the following conditions shall have been fulfilled prior to such release and transfer: (i) payment has been made to the ITA of all taxes and compulsory payments required to be paid upon the release and transfer of said Underlying Shares, and confirmation of such payment has been received by the Company and the Trustee, and (ii) the Trustee has received the Company’s written confirmation of the fulfillment of all requirements for such release and transfer, under the Articles, this Plan, the Award Letter, any agreement governing the Underlying Shares and any applicable Law.

12.3.6.	Section 102 Awards without a Trustee. Should the Company elect to grant Awards to Israeli Participants pursuant to Section 102(c) of the Tax Ordinance, such Awards will not be subject to a Holding Period (the No-Trustee Track, or “NTT Awards”). The Administrator may determine that NTT Awards, their Underlying Shares, any securities issued or distributed with respect thereto and all accrued rights thereon (if any) shall be issued to the Trustee, and held thereby in trust on behalf and for the benefit of the applicable Participants until the full payment of all tax liabilities arising therefrom. Alternatively, the Administrator may choose to force each such Participant to provide the Company, either at the Date of Grant, when such Participant ceases to be employed by or engaged with the Company or its Affiliate, or at such other time as the Administrator deems fit, with a guarantee or other security, to the satisfaction of each of the Trustee and the Company, until the full payment of the applicable taxes.

12.3.7.	Concurrent Conditions. The Holding Period under Section 102, if any, is in addition to the vesting period as specified in Section 8.2 above. The Holding Period and vesting period may run concurrently, but neither is a substitute for the other, and each are independent terms and conditions for Awards granted.

12.4.	3(i) Awards. Options granted pursuant to this Section 12.4 are intended to constitute a 3(i) Option granted pursuant Section 3(i) (“3(i) Options”) or pursuant other tax laws or regulations applicable to the Participant, and shall be granted subject to the provisions of the Plan, except for any provisions of the Plan applying to Options under different tax laws or regulations. Awards granted under this Section 12.4 are granted either pursuant to Section 3(i) (“3(i) Awards”) or pursuant to tax regimes of foreign jurisdictions applicable to Non-Israeli Participants. In any event, such Awards shall be subject to the terms hereof, except for those applicable only to 102 Awards; and for the avoidance of any doubt, the terms hereof regarding 3(i) Awards shall apply to the Awards granted to Non-Israeli Participants, mutatis mutandis, unless otherwise determined in this Plan or in any applicable Sub-Plan.

12.4.1.	No Underlying Shares shall be issued in the exercise of a 3(i) Award, unless the applicable Participant delivers to the Company payment in cash, by cashier’s check or such other form acceptable to the Administrator, of all withholding taxes due (if any) for such Underlying Shares, or gives other assurance of their payment satisfactory to the Administrator.

12.4.2.	3(i) Awards granted hereunder may (but need not) be issued to the Trustee, and if so issued, the Trustee shall hold such Awards, their Underlying Shares and any other securities issued or distributed with respect thereto, in trust on behalf and for the benefit of the applicable Participant, and all subject to the Section 3(i) Rules. Notwithstanding anything to the contrary herein, the Trustee shall not release any unexercised 3(i) Award, nor any of its Underlying Share, prior to the full payment of the applicable Participant’s tax liabilities arising therefrom. If determined by the Administrator, and subject to the Trust Agreement, the Trustee shall be responsible for withholding any taxes to which any Participant may become liable upon issuance of Underlying Shares in the exercise of 3(i) Awards.

12.4.3.	Upon granting any 3(i) Award issued to a Trustee, the applicable Participant will sign an undertaking releasing the Trustee from any liability for any action or decision duly taken and bona fide executed in relation to this Plan, to any 3(i) Award or to its Underlying Shares. Such release may be incorporated into the Award Letter.

13.	Restricted shares

The Administrator may award Restricted Shares to any Participant, subject to all applicable terms hereof, including pursuant to Section 102, in which case such terms shall include Section 12 above. Any Award of Restricted Shares hereunder may also be subject to any other terms that are not inconsistent herewith. Each such Award shall be evidenced by an Award Letter, in such form as the Administrator shall approve from time to time (“Restricted Shares Award Letter”); such Restricted Shares Award Letters need not be identical, but all shall comply with and be subject to all applicable terms hereof unless specifically provided otherwise therein and not be inconsistent with this Plan or applicable Law.

13.1.	Purchase Price. Each Restricted Share Award Letter shall specify the Exercise Price and its terms of payment, which may include payment in cash or other evidence of indebtedness on such terms and conditions as determined by the Administrator.

13.2.	Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution (in which case they shall be transferred subject to all restrictions then or thereafter applicable thereto), until such Shares shall have fully vested (the period commencing on the granting of an applicable Award, and concluding on the full vesting of such Award’s Underlying Restricted Shares being referred to herein as the “Restricted Period”). Additional or alternative restrictions and conditions may also be imposed on the Restricted Shares, including the satisfaction of performance criteria, regarding sales, earnings before interest and taxes, returns on investment, earnings per share, any combination thereof or any of the foregoing’s rate of growth, as deemed fit and determined by the Administrator or pursuant to any Company policy required under mandatory provisions of applicable Law. Certificates for such Award’s Underlying Shares shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such Shares in contravention of such restrictions shall be null and void. Such certificates may, if so determined by the Administrator, be held in escrow by an escrow agent appointed by the Administrator, or, if a Restricted Share Award is made pursuant to Section 102, by the Trustee. In determining the Restricted Period of a Restricted Share Award the Administrator may provide that the foregoing restrictions shall lapse with respect to specified percentages of such Award on successive anniversaries of such Award’s Date of Grant. To the extent required by the Tax Ordinance and in accordance with its provisions, the Underlying Shares of Restricted Share Awards granted pursuant to Section 102 shall be issued to the Trustee and held for the benefit and on behalf of the applicable Participant for such period as may be required by the Tax Ordinance.

13.3.	Forfeiture; Repurchase. Subject to such exceptions as may be determined by the Administrator, if a Participant’s employment by or engagement with the Company shall terminate for any reason prior to the expiration of the applicable Restricted Period or the timely and full payment of the applicable Exercise Price, any unvested portion of such Award, and any portion of such Award with respect to which the Exercise Price has not been paid in full, shall thereupon be forfeited, transferred to, and redeemed, repurchased or cancelled by the Company (as the case may be) in any manner as set forth herein, subject to applicable Laws, and the applicable Participant shall have no further rights with respect to any such Award and its Underlying Shares.

13.4.	Ownership. During the Restricted Period the applicable Participant shall possess all incidents of ownership of such Award’s Underlying Shares, subject to Section 20 below and Section 13.2 above, including the right to vote and receive dividends with respect to such Shares. All securities, if any, received by a Participant with respect to such Shares as a result of any share split, share dividend, combination of shares or other similar transaction, shall be subject to the restrictions applicable to the original Award.

14.	Restricted Share Units

An RSU is an Award covering a number of Shares that is settled, if vested and (if applicable) exercised, by issuance of those Shares. RSUs may be awarded to any Participant, subject to all applicable terms hereof, mutatis mutandis, and to any other term that is not inconsistent herewith; RSUs may also be awarded pursuant to Section 102, in which case the applicable terms hereof shall include Section 12 above, provided that, to the extent required by applicable Law, a specific ITA ruling to award RSUs as 102 Trustee Awards is obtained. An Award Letter relating to the grant of RSUs under this Plan, shall be in such form as the Administrator shall from time to time approve (“RSU Award Letter”); such RSU Award Letters need not be identical, but all shall comply with and be subject to all applicable terms hereof unless specifically provided otherwise therein and not inconsistent herewith or with applicable Law. RSUs may be awarded in consideration of a reduction in a Participant’s other compensation.

14.1.	Exercise Price. No payment of Exercise Price shall be required as consideration for RSUs, unless included in the RSU Award Letter or as required by applicable Law.

14.2.	Shareholders’ Rights. The Participant shall not possess or own any ownership rights in the Underlying Shares of the RSU Award and no rights as a shareholder shall exist prior to the actual issuance of such Shares in the name of such Participant.

14.3.	Vesting of RSUs. Underlying Shares shall be issued to or for the benefit of the Participant promptly following each vesting date determined by the Administrator, provided that the Participant is still employed or engaged by the Company on the applicable vesting date. After each such vesting date the Company shall promptly cause the vested RSUs as of such date to be issued for the benefit of the applicable Participant. It is clarified that no such Shares shall be issued until the applicable vesting criteria are met.

14.4.	Settlements of Awards. Settlement of vested RSUs shall be made in the form of Shares. Distribution to a Participant of an amount (or amounts) from the settlement of vested RSUs can be deferred to a subsequent date as determined by the Administrator. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an RSU Award is settled, the number of its Underlying Shares shall be subject to adjustment pursuant hereto, mutatis mutandis.

15.	Other Share-Based Awards

15.1.	Grant of Other Share-based Awards. Other Share-based Awards may be granted either alone or in addition to or in conjunction with other Awards under this Plan. Such Awards may be granted in lieu of cash payment or other compensation from the Company to which a Participant is entitled, or used in the settlement of amounts payable in Shares under any other compensation plan or arrangement of the Company. Subject to this Plan, the Administrator may determine when and to whom such an Award shall be granted, the number of its Underlying Shares, and all other conditions thereof. Unless the Administrator determines otherwise, any such Award shall be evidenced by an Award Letter, containing such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Awards.

15.2.	Terms of Other Share-based Awards. Any Underlying Share of Awards granted under this Section 15 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

16.	Ownership and Rights as a Shareholder

16.1.	Subject to Section 13 above (if and as applicable), a Participant shall have no rights as a shareholder of the Company with respect to any Underlying Shares until such Participant shall have Exercised the Award, paid its Exercise Price (if applicable) and become the holder of record for such Shares. The Trustee holding the Award shall have no rights as a shareholder of the Company with respect to its Underlying Shares, until he/she becomes the holder of record for such Shares, and the Participant shall not be deemed to be a shareholder of the Company and have no rights as such with respect to an Award’s Underlying Shares until they are released from the Trustee to the Participant and the transfer of ownership of record for such Shares thereto (provided, however, that such Participant shall be entitled to receive from the Trustee any cash dividend or distribution made on account of such Shares held thereby, subject to any tax withholding and compulsory payment. For the avoidance of doubt, Participants shall not be deemed to be a class of shareholders or creditors of the Company for purposes of, inter alia, the operation of Sections 341, 350 and 351 of the Companies Law, 5759-1999, and the approvals required thereunder.

16.2.	The Company’s obligation to issue or allocate Shares upon the exercise of an Award granted hereunder is expressly conditioned upon, inter alia, representations and undertakings by the applicable Participant to assure that the sale of the Shares complies with any registration exemption requirements which the Company shall deem necessary or advisable. Such representations and undertakings may include that such Participant (a) is purchasing such Shares for investment and not with any present intention of selling or otherwise disposing thereof; and (b) agrees to have place upon the face and reverse of any certificates evidencing such Shares a legend setting forth, inter alia, that prior to effecting any sale or other disposition of any such Shares, the Participant must furnish to the Company an opinion of counsel, satisfactory to the Company, according to which such sale or disposition will not violate the applicable Law.

17.	Dividends

17.1.	With respect to all Underlying Shares awarded under this Plan (but excluding, for the avoidance of doubt, those of any unexercised Awards) and held by any Participant, such Participant shall be entitled to receive any cash dividend or distribution (if distributed) in accordance with the number of such Shares, subject to the Articles and any applicable tax Law. With respect to all Underlying Shares awarded under this Plan (but excluding, for the avoidance of doubt, any unexercised Awards) and held by the Trustee for the benefit and on behalf of any Participant, such Participant shall be entitled to receive from the Trustee any cash dividend or distribution (if distributed) made on account of such Shares, subject to any tax withholding and compulsory payment, and when applicable, subject to Section 102.

17.2.	The Participant shall not be entitled to receive, and no adjustment (except as provided in Section 4 above) shall be made for, dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date on which the Participant or the Trustee (as applicable) becomes the holder of record for the Award’s Underlying Shares.

18.	No Special Employment or other Engagement Rights

Nothing contained in this Plan shall confer upon any Participant any right with respect to the continuation of employment by or engagement with the Company or any Affiliate thereof, or to interfere in any way with the right of the Company or its Affiliate to terminate such employment or engagement or otherwise to amend their terms.

19.	Restrictions on Sale of Awards

19.1.	Options. Options may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the Laws of descent.

19.2.	Shares. No transfer of Underlying Shares shall be effective unless made in compliance with the Articles, including, without derogating from the generality of the foregoing, the required approval for any transfer of such Shares by the Board and the rights of first refusal, co-sale, and bring-along, to the extent such requirement or rights exist under the Articles. Without derogating from the aforesaid, all Underlying Shares shall be subject to restrictions set forth in any shareholders agreement (or other similar instrument) applicable to all or substantially all of the Shareholders.

19.3.	Restricted Shares. As stated in Section 13 above.

19.4.	Restricted Share Units. As stated in Section 14 above.

19.5.	Lock Up. Notwithstanding the Holding Period, following the Company’s IPO, the Administrator may determine that Underlying Shares may be subject to a lock-up period of 180 days, or such longer period of time as may be recommended by the Board, during which time applicable Participants shall not be allowed to sell such Shares.

20.	Voting

20.1.	Until consummation of the Company’s IPO, Underlying Shares held by a Participant or the Trustee shall be voted by an irrevocable proxy assigned to a person appointed by the Board as a representative (the “Proxy Holder”).

20.2.	The Board may replace the Proxy Holder from time to time.

20.3.	The Proxy Holder shall vote the Underlying Shares and/or execute any instrument relating to such Shares as directed by the Board, and in the absence of such direction, in the same manner as the majority of the votes of the other Shareholders present and voting at the applicable meeting, and with respect to resolutions in writing, where the other Shareholders holding the majority of the voting power have signed the written resolution.

20.4.	Each Participant, upon execution of the irrevocable proxy specified above, undertakes to hold the Proxy Holder harmless from and against any and all claims related or connected to said proxy.

20.5.	The Proxy Holder shall be indemnified and held harmless by the Company to the extent permitted by applicable Law against any cost or expense (including attorneys’ fees) reasonably incurred by the Proxy Holder, or any liability (including any sum paid in the settlement of any claim with the Company’s approval) arising out of any act or omission to act in connection with the voting of the Underlying Shares subject to proxy, unless arising out of the Proxy Holder’s own fraud or gross negligence. If the Proxy Holder shall have indemnification by virtue of other functions or services he/she performs for the Company or its Affiliate (whether by agreement, insurance policy or decision of the appropriate corporate organ(s) of the Company and/or its Affiliate), the foregoing indemnification shall be in addition to any such other indemnification.

21.	Tax Matters

21.1.	ANY TAX CONSEQUENCES ARISING UNDER ANY APPLICABLE LAW FROM THE GRANT OR EXERCISE OF ANY AWARD, THE PAYMENT FOR ITS UNDERLYING SHARES, THE SALE OR DISPOSITION OF ANY SUCH SHARES HEREUNDER, THE ASSUMPTION, SUBSTITUTION, CANCELLATION OR PAYMENT IN LIEU OF ANY AWARD, OR FROM ANY OTHER EVENT OR ACT (OF THE COMPANY AND/OR ITS AFFILIATES, THE TRUSTEE OR A PARTICIPANT) HEREUNDER OR IN CONNECTION HEREWITH (INCLUDING ANY TAXES AND COMPULSORY PAYMENTS, SUCH AS SOCIAL SECURITY OR HEALTH TAX PAYABLE BY THE PARTICIPANT, THE COMPANY AND/OR ITS AFFILIATES IN CONNECTION THEREWITH), SHALL BE BORNE SOLELY BY THE PARTICIPANT. THE COMPANY AND/OR ITS AFFILIATES AND/OR THE TRUSTEE SHALL WITHHOLD TAXES ACCORDING TO THE REQUIREMENTS OF ANY APPLICABLE LAW, INCLUDING AT SOURCE. FURTHERMORE, A PARTICIPANT SHALL INDEMNIFY THE COMPANY, ITS AFFILIATES AND THE TRUSTEE AND HOLD THEM HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES FOR ANY SUCH TAX, INTEREST OR PENALTY, INCLUDING THOSE RELATING TO THE NEED TO WITHHOLD, OR TO HAVE WITHHELD, ANY SUCH TAX FROM ANY PAYMENT MADE TO SUCH PARTICIPANT. EACH PARTICIPANT AGREES AND UNDERTAKES TO COMPLY WITH ANY RULING, SETTLEMENT, CLOSING AGREEMENT OR OTHER SIMILAR AGREEMENT OR ARRANGEMENT WITH ANY TAX AUTHORITY IN CONNECTION WITH THE FOREGOING WHICH IS APPROVED BY THE COMPANY.

21.2.	NEITHER THE COMPANY NOR ANY AFFILIATE THEREOF NOR THE TRUSTEE UNDERTAKE OR ASSUME ANY LIABILITY OR RESPONSIBILITY THAT ANY AWARD SHALL QUALIFY WITH ANY PARTICULAR TAX PROVISION, OR BENEFIT FROM ANY PARTICULAR TAX TREATMENT OR ADVANTAGE OF ANY TYPE, AND THE COMPANY, ITS AFFILIATES AND THE TRUSTEE SHALL BEAR NO LIABILITY IN CONNECTION WITH THE MANNER IN WHICH ANY AWARD IS EVENTUALLY TREATED FOR TAX PURPOSES, REGARDLESS OF WHETHER SUCH AWARD WAS GRANTED OR WAS INTENDED TO QUALIFY UNDER ANY PARTICULAR TAX PROVISION, OR WHETHER THE COMPANY AND/OR ITS AFFILIATES AND/OR THE TRUSTEE COULD OR SHOULD HAVE TAKEN AND/OR REFRAINED FROM TAKING ANY ACTION TO CAUSE SUCH QUALIFICATION TO BE MET, AND SUCH QUALIFICATION REMAINS AT ALL TIMES AND UNDER ALL CIRCUMSTANCES AT A PARTICIPANT’S RISK. THIS PROVISION SHALL SUPERSEDE ANY TYPE OF AWARD OR TAX PROVISION INDICATED IN ANY CORPORATE RESOLUTION, AWARD LETTER OR ANY OTHER INSTRUMENT, WHICH SHALL AT ALL TIMES BE SUBJECT TO THE REQUIREMENTS OF APPLICABLE LAW. THE COMPANY DOES NOT AND SHALL NOT BE REQUIRED TO UNDERTAKE ANY ACTION IN ORDER TO QUALIFY THE AWARD WITH THE REQUIREMENTS OF ANY PARTICULAR TAX PROVSION AND NO INDICATION IN ANY DOCUMENT TO THE EFFECT THAT ANY AWARD IS INTENDED TO QUALIFY FOR ANY TAX TREATMENT SHALL IMPLY SUCH AN UNDERTAKING. NO ASSURANCE IS MADE BY THE COMPANY OR ITS AFFILIATES THAT ANY PARTICULAR TAX TREATMENT ON THE DATE OF GRANT WILL CONTINUE TO EXIST OR THAT THE AWARD WOULD QUALIFY AT THE TIME OF EXERCISE OR DISPOSITION THEREOF WITH ANY PARTICULAR TAX TREATMENT. THE COMPANY DOES NOT UNDERTAKE OR ASSUME ANY LIABILITY TO CONTEST A DETERMINATION OR INTERPRETATION OF ANY TAX AUTHORITY, INCLUDING IN RESPECT OF THE QUALIFICATION UNDER ANY PARTICULAR TAX PROVISION. AN AWARD THAT DOES NOT QUALIFY UNDER ANY SUCH PROVISION MAY HAVE ADVERSE TAX CONSEQUENCES TO THE PARTICIPANT.

21.3.	THE PARTICIPANT IS ADVISED TO CONSULT A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING AWARDS HEREUNDER. THE COMPANY DOES NOT ASSUME ANY RESPONSIBILITY TO ADVISE ANY PARTICIPANT ON SUCH MATTERS, WHICH SHALL REMAIN SOLELY THE RESPONSIBILITY OF SUCH PARTICIPANT.

21.4.	Neither the Company nor the Trustee (if applicable) shall be required to allow the Exercise of any Award by or on behalf of any Participant or to release any Underlying Share or certificate representing such Share to any Participant until all required payments have been made in full.

21.5.	The Company and any Affiliate thereof shall have the right to deduct from all amounts paid to any Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Awards granted under this Plan. No Underlying Shares shall be issued unless and until arrangements satisfactory to the Administrator shall have been made to satisfy any withholding tax obligations applicable with respect to the applicable Award.

21.6.	With respect to any Qualified Participant’s tax liability arising only for the purpose of employment taxes such as in the case of social taxes resulting from a breach of Section 102, the Company shall not bear any tax due at the time of sale of Underlying Shares, all in accordance with Section 102.

21.7.	Each Participant shall notify the Company in writing promptly after, and in any event within 7 days from, first obtaining knowledge of any tax bureau inquiry, audit, assertion, determination, investigation, or question relating in any manner to an Award Granted hereunder or its Underlying Shares and shall continuously inform the Company of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Company’s representatives to participate in any proceedings and discussions concerning such matters. Upon request, each Participant shall provide the Company with any information or document relating to any matter described in the preceding sentence, which the Company may require.

21.8.	Should a Participant who was granted any 3(i) Award or NTT Award cease to be employed by or engaged with the Company, such Participant shall extend to the Company a security or guarantee for the payment of all taxes due at the time of sale of such Award’s Underlying Shares, all in accordance with Section 102 and unless otherwise determined by the Administrator.

22.	No Right of Others to Awards; No Transfer of Awards or Rights

22.1.	Subject to the terms hereof, no person other than the Participant shall have any right with respect to any Award granted hereunder.

22.2.	The Trustee shall not transfer any Award to any third party, including a Participant, except in accordance with the Administrator’s instructions.

22.3.	Should a Participant be entitled to transfer any Award and/or its Underlying Shares in accordance with the terms hereof and any other applicable agreement, such transfer shall be subject (in addition to any other terms applicable thereto) to the Company’s receipt of a the proposed transferee’s written instrument, in a form reasonably acceptable to the Company, pursuant to which such proposed transferee agrees to be bound by all terms hereof and any other applicable agreement, including any restriction on transfer of any Awards and/or its Underlying Shares; provided, however, that failure to deliver such instrument shall not derogate from the applicability of all such terms to any transferee.

22.4.	No transfer of any right to any Award or its Underlying Shares, by will or by the laws of descent, shall effectively bind the Company unless and until furnished with the following signed and notarized documents:

22.4.1.	A written request for such transfer and a copy of the legal documents creating and confirming the rights of the person acting with respect to the Participant’s estate and of the transferee;

22.4.2.	The transferee’s written consent to pay any and all amounts due in connection with such Award and its Underlying Shares according to the terms hereof, and to otherwise abide by all such terms; and

22.4.3.	Any other evidence as the Administrator may deem necessary to establish the right to such Award or its Underlying Shares and the validity of their transfer.

23.	Expenses and Receipts

The expenses incurred in the administration and implementation of this Plan (including any applicable stamp duty) shall be borne by the Company. Any proceeds received by the Company in connection with the exercise of any Award may be used for general corporate purposes.

24.	Participant’s Undertakings

Each Participant (A) agrees and acknowledges that he/she have received and read this Plan and the applicable Award Letter; (B) undertakes to comply with Section 3(i) or Section 102 (including any provision thereof regarding the selected Tax Track), this Plan, the Award Letter and the Trust Agreement (all if and as applicable); and (3) for any Award granted pursuant to Section 102, each Israeli Participant undertakes that he/she shall not to sell or release such Award’s Underlying Shares from trust before the end of the Holding Period (if any), all subject to Section 102 and to the Section 102 Rules.

25.	Terms Particular to Specific Countries

Notwithstanding anything to the contrary herein, the terms hereof may be adjusted with respect to Non-Israeli Participants of a particular country by means of a Sub-Plan, and to the extent that the terms set forth therein conflict with any term hereof, the former shall prevail. The terms of any Sub-Plan shall apply only to Awards granted to Non-Israeli Participants under the jurisdiction of the specific country subject to the Sub-Plan, and not to Awards granted to any other Participant. The adoption of any Sub-Plan shall be subject to the Board’s approval, and, if required, the Shareholders’ approval.

26.	Required Approvals; Effective Date and Duration

26.1.	Subject to the receipt of all approvals required under the Ordinance and the Law, this Plan shall be effective as of the day it was adopted by the Administrator and shall terminate on the 10th annual anniversary of its adoption date, unless terminated earlier in accordance with Section 27 below.

26.2.	Awards may be granted hereunder from time to time within the 10-year period referred to above, subject to certain limitations with respect to 102 Trustee Awards, which may be extended from time to time by the Administrator. Once such period (as extended) has elapsed, no Awards may be granted hereunder, but this Plan shall remain in force with respect to any outstanding Award granted hereunder and its Underlying Shares.

27.	Amendments; Termination

27.1.	The Administrator may at any time, after consultation with the Trustee, amend, alter, suspend or terminate this Plan. Except as provided in Section 4 above, no amendment, alteration, suspension or termination hereof shall impair the rights of any Participant, unless such Participant and the Company have mutually agreed in writing otherwise, evidenced by their signatures. Termination of this Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted hereunder prior to the date of such termination.

27.2.	Notwithstanding anything to the contrary in the foregoing, any amendment to the Articles which affects the rights attached to the Company’s Shares shall also apply to all Awards and their respective Underlying Shares, mutatis mutandis, and to the extent applicable. The terms hereof shall remain applicable, with the necessary modifications arising from any such amendment.

28.	Non-Exclusivity of This Plan

The Administrator’s adoption hereof shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of options to purchase shares of the Company otherwise than hereunder, and such arrangements may be either applicable generally or only to specific cases.

For the avoidance of doubt, prior grants of options by the Company to Qualified and/or Non-Qualified Participants under their respective employment or other engagement agreements, and not in the framework of any previous equity incentive plan, shall not be deemed an approved incentive arrangement for the purpose of this Section 28.

29.	Treatment of Participants; Multiple Agreements

There is no obligation to treat Participants uniformly. The terms of each Award may differ from those of other Awards granted hereunder, at the same time or at any other time. The Administrator may also grant more than one Award to any Participant during the term hereof, either in addition to, or instead of, one or more Awards previously granted to such Participant.

30.	Governing Law & Jurisdiction

This Plan and all documents delivered or executed by the Company in connection herewith shall be governed by, administered, construed and enforced in accordance with, the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of the Tel Aviv District shall have exclusive jurisdiction over any matter pertaining hereto and any Award Letter effected hereunder.

31.	Severability

Should any provision hereof, any Award Letter or any other agreement entered into in connection with an Award granted hereunder be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their respective terms, and all provisions shall remain enforceable in any other jurisdiction. In addition, should any provision hereof, any Award Letter or any other agreement entered into in connection with an Award granted hereunder be held to be excessively broad as to duration, geographic scope, activity or subject, for any reason, such provision shall be construed by limiting and reducing it so that it is enforceable to fullest extent compatible with applicable law.

This Plan was adopted by the Board on [     ] [     ], 2023.

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